Exhibit 99.1

Investor Inquiries:

Financial Profiles, Inc.

Moira Conlon / Brandi Floberg

310-277-4907

Media Inquiries:

Breakaway Communications

Patty Oien

callwave@breakawaycom.com

415-358-2482

CallWave Announces Financial Results for

Fiscal 2008 Fourth Quarter and Year End

SAN FRANCISCO, Calif., August 21, 2008 — CallWave, Inc. (NASDAQ: CALL), a leading provider of Internet and mobile-based unified communications solutions, today reported financial results for the fiscal 2008 fourth quarter and year ended June 30, 2008.

Recent Highlights

•	Completed two key acquisitions: WebMessenger for secure, enterprise-class, device agnostic mobile messaging; Intelligent Gadgets for high-definition audio and video/image browser syncing capabilities

•	Integrated acquisitions and on schedule to launch FUZE in current quarter

•	Reduced operating expenses for fiscal 2008 by 23% to $20.8 million, compared with fiscal 2007

•	Reported $46.1 million in cash, cash equivalents and marketable securities; no debt

Jeff Cavins, Chief Executive Officer of CallWave, stated, “During fiscal 2008 we successfully transitioned CallWave from a telephony solutions company to a software solutions innovator. We remain on track with our planned FUZE launch in September. Most recently, we completed two acquisitions that give us a broader and deeper product offering within our unified communications focus. These acquisitions fortify our unique offerings and competitive position within the growing global collaboration and conferencing market.”

Fourth Quarter Results

Total revenue for the fourth quarter of fiscal 2008 was $4.6 million, compared with $5.2 million in the third quarter of fiscal 2008, and $5.5 million for the fourth quarter of fiscal 2007. The decrease for the fourth quarter of fiscal 2008 reflects the expected migration of the Company’s legacy Internet Answering Machine subscriber base.

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CallWave, Inc.

Operating expenses totaled $3.9 million for the fourth quarter of fiscal 2008, compared with $5.3 million in the third quarter of fiscal 2008, and $6.4 million for the fourth quarter of fiscal 2007. Operating expenses for the third quarter of fiscal 2008 included $1.0 million in charges associated with the Company’s restructuring in January, 2008.

Net loss for the fourth quarter of fiscal 2008 was $(710,000), or $(0.03) per share. This compares with a net loss of $(1.2) million, or $(0.06) per share, for the third quarter of fiscal 2008, which included a restructuring charge of $1.0 million. Net loss for the fourth quarter of fiscal 2008 also improved compared with the net loss for the fourth quarter of fiscal 2007 of $(2.3) million, or $(0.11) per share.

Fiscal 2008 Results

Revenue for fiscal 2008 was $20.0 million, compared with $25.2 million in fiscal 2007. The decrease primarily reflects a decline in the number of paying subscribers.

Operating expenses decreased to $20.8 million for fiscal 2008, compared with $27.0 million for fiscal 2007. Operating expenses for fiscal 2008 included $2.1 million in restructuring charges.

Net loss fiscal 2008 was $(5.7) million, or $(0.27) per share, compared with a net loss of $(7.5) million, or $(0.36) per share, for fiscal 2007. Excluding restructuring charges of $2.1 million in fiscal 2008, the loss for fiscal 2008 was $(3.6) million, or $(0.17) per share.

Balance Sheet Summary

As of June 30, 2008, the Company had $46.1 million in cash, cash equivalents and marketable securities. In the second and third quarters of fiscal 2008 the Company recorded temporary impairment charges of $2.5 million related to auction rate securities. CallWave reported total assets of $56.6 million, working capital of $43.8 million and total shareholders’ equity of $51.9 million at June 30, 2008.

Outlook

Cavins said, “Work force virtualization has grown over 800% in the last five years, and mobile messaging is one of the world’s fastest growing communication mediums. With our recent WebMessenger acquisition, we’ll be extending FUZE to mobile phones with a robust, real-time, enterprise-class, mobile messaging, collaboration capability that is platform agnostic. We also acquired Intelligent Gadgets, which further differentiates FUZE by enabling real time, high-definition video, documents and images to be shared in sync between browsers anywhere in the world.

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CallWave, Inc.

“We believe that FUZE and Web Messenger products offer a sizable revenue opportunity based on the success of currently marketed collaboration, conferencing and mobile communications products that have comparatively limited functionality. We have a strong IP position, solid technical and management expertise and ample cash to fund our business plan. With this combination, our goal is to emerge as a successful growth company and secure a leading global collaboration and conferencing market position,” Cavins concluded.

Conference Call Details

The CallWave fiscal fourth quarter 2008 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time, on Thursday, August 21, 2008. To access the call, please dial 800-891-6020 in the U.S., or 660-422- 4961 outside the U.S, at least five minutes before start time. A live webcast and replay will also be available on the Investor Relations section of the Company's website at http://investor.callwave.com. A telephonic replay of the call will also be available to investors through September 4, 2008 by dialing 800-642-1687 in the U.S., or 706-645-9291 outside the U.S., and entering the pass code 59162127.

About CallWave, Inc.

CallWave develops unified communication applications, which allow today’s professional to communicate, collaborate and conference from anywhere in the world and from any device. CallWave’s FUZE is a web-based collaboration and conferencing solution that enables high-impact meetings with high-resolution visuals, high-definition audio and a variety of other unique features. CallWave’s WebMessenger solutions provide secure, mobile real-time messaging, presence and collaboration, and are compatible with all leading instant messaging networks and platforms.

Founded in 1998, CallWave is publicly traded on the Nasdaq under the symbol “CALL,” and is headquartered in San Francisco. Please visit: www.callwave.com.

This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements.

-Financial Tables to Follow-

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CallWave, Inc.

CALLWAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2008	2007	2008	2007
Revenue	$4,627	$5,528	$20,008	$25,201
Cost of sales	1,754	2,070	7,191	8,746

Gross profit	2,873	3,458	12,817	16,455
Operating expenses:
Sales and marketing	1,245	2,271	6,057	7,652
Research and development	1,057	1,911	5,125	7,178
General and administrative	1,603	2,122	7,480	12,021
Restructuring charges	—	—	2,138	—
Loss on disposal of property and equipment	8	114	8	114

Total operating expenses	3,913	6,418	20,808	26,965

Operating loss	(1,040)	(2,960)	(7,991)	(10,510)
Interest income	329	681	2,309	3,044

Loss before income taxes	(711)	(2,279)	(5,682)	(7,466)
Income tax expense	—	6	—	6

Net loss	$(711)	$(2,285)	$(5,682)	$(7,472)

Net loss per share:
Basic and diluted	$(0.03)	$(0.11)	$(0.27)	$(0.36)
Weighted average common shares outstanding:
Basic and diluted	21,151	20,862	21,010	20,827

CallWave, Inc.

CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Years ended June 30,
	2008	2007
	(unaudited)
Cash flows from operating activities:
Net loss	$(5,682)	$(7,472)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,094	884
Loss on disposal of property and equipment	38	114
Stock based compensation expense	1,106	1,075
Bad debt expense	668	1,408
Net realized loss (gain) on sale of marketable securities	7	(30)
Changes in operating assets and liabilities:
Accounts receivable, net of bad debt expense	(46)	(970)
Prepaid income tax	—	88
Other assets	(64)	341
Accounts payable	33	226
Accrued payroll and other liabilities	118	(21)
Deferred revenues	(255)	763
Income taxes payable	—	(10)

Net cash provided by (used in) operating activities	(2,983)	(3,604)

Cash flows from investing activities:
Purchase of intangible assets	(597)	(4,000)
Purchases of marketable securities	(18,000)	(83,006)
Sales of marketable securities	31,643	87,639
Purchases of property and equipment	(1,030)	(939)
Proceeds from the sale of property and equipment	11	6

Net cash provided by (used in) investing activities	12,027	(300)

Cash flows from financing activities:
Exercises of stock options	496	163

Net cash provided by financing activities	496	163

Net increase (decrease) in cash and cash equivalents	9,540	(3,741)
Cash and cash equivalents at beginning of the period	20,299	24,040

Cash and cash equivalents at end of the period	$29,839	$20,299

CallWave, Inc.

CALLWAVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	June 30,
	2008 (Unaudited)	2007
Assets
Current assets:
Cash and cash equivalents	$29,839	$20,299
Marketable securities, available for sale, at fair value	16,260	32,411
Accounts receivable; net of allowance for doubtful accounts of $285 and $436 at June 30, 2008 and 2007, respectively	1,774	2,396
Other current assets	581	563

Total current assets	48,454	55,669
Property and equipment, net	2,355	2,118
Intangible assets, net	5,652	4,405
Other assets	129	83

Total assets	$56,590	$62,275

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$710	$677
Accrued payroll	583	910
Deferred revenue	600	855
Other current liabilities	1,754	1,309
Short term debt	1,000	—

Total current liabilities	4,647	3,751

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0 par value; 100,000 shares authorized; 21,176 and 20,880 shares issued and outstanding at June 30, 2008 and 2007, respectively	74,948	73,346
Other accumulated comprehensive loss	(2,537)	(36)
Accumulated deficit	(20,468)	(14,786)

Total stockholders’ equity	51,943	58,524

Total liabilities and stockholders’ equity	$56,590	$62,275

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